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                                                        Exhibit 23



             CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-8 (File Nos. 2-70115, 33-3404, 33-39110, 33-39111 and 33-61828) of Curtice Burns Foods,
Inc. of our report dated August 10, 1994, (except as to Note 3, which is as of September 22, 1994) appearing on page 31 of the Curtice Burns Foods, Inc. Annual Report on Form 10-K for the fiscal year ended June 25, 1994.


PRICE WATERHOUSE LLP
Rochester, New York
September 22, 1994



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